Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-212832 on Form S-3 of our report dated March 28, 2024, relating to the financial statements of CIM Real Estate Finance Trust, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.
/s/ Deloitte & Touche LLP
Tempe, Arizona
March 28, 2024